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                                                                  EXHIBIT 10.19
                              SEPARATION AGREEMENT

         This Agreement dated as of June 4, 1999 is between NAB Asset Corporation ("NAB"), a Texas corporation, and Michael W. Caton ("CATON").

                                    RECITALS

         a. NAB and Caton are parties to a certain Employment Agreement dated December 1, 1996, pursuant to which Caton served as President of NAB (the "EMPLOYMENT AGREEMENT").

         b. Prior to June 5, 1999 Caton was employed by NAB through Administaff, Inc. ("ADMINISTAFF"), from which NAB leased the full time services of Caton, as contemplated by Section 7 of the Employment Agreement. As used in this Agreement, the term "CATON'S EMPLOYMENT" means Caton's employment with NAB, and also includes his employment with Administaff.

         c. By mutual agreement, on June 4, 1999, Caton's Employment terminated.

         d. Caton is a director of NAB, NAFCO, CPF and Mortgage Portfolio Services, Inc. ("MPS"), a Delaware corporation and a subsidiary of NAB.

         e. Caton Financial Services, Inc., ("CFS") is a California corporation of which Caton is the President and the sole director. CFS is in the business of providing financial consulting and finding services. Caton and his spouse beneficially own all of the outstanding shares of CFS's capital stock.

         f. Caton desires to provide financial and finding services to NAB through CFS, rather than as an employee of NAB.

         g. Simultaneously with the execution and delivery of this Agreement, at Caton's request, NAB and CFS are entering into a Consulting and Finder's Agreement of even date herewith (the "CONSULTING AGREEMENT"), from which NAB, the Consultant and Caton expect to derive material direct and indirect benefit.

         h. NAB and Caton desire to terminate the Employment Agreement and to set forth their agreement as to their respective rights and obligations relating to the termination of Caton's Employment.

         i. Construction Portfolio Funding, Inc. ("CPF") is a Texas corporation
(i) which is a more than 80% owned subsidiary of NAB and (ii) of which Caton is the holder of 187,500 shares of the common stock ("CATON'S CPF SHARES").

         j. NAFCO, Inc. ("NAFCO") is a Delaware corporation (i) which is a more than 80% owned subsidiary of NAB and (ii) of which Caton is the holder of 500 shares of the common stock ("CATON'S NAFCO SHARES").

         k. Caton has requested that NAB purchase Caton's CPF Shares and Caton's NAFCO


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Shares, and NAB is willing to do so on the terms hereinafter set forth.

         NOW THEREFORE, in consideration of (i) the mutual promises, commitments, agreements and undertakings hereunder and (ii) the execution and delivery of the Consulting Agreement, the parties agree as follows:

         SECTION 1.        TERMINATION OF EMPLOYMENT AND EMPLOYMENT AGREEMENT

         (a) NAB and Caton hereby agree that Caton's Employment terminated on June 4, 1999.

         (b) The Employment Agreement is hereby terminated, effective June 4, 1999. From and after June 4, 1999, NAB and Administaff shall have no further obligations or liability to Caton, and Caton shall have no further obligations to NAB, under the Employment Agreement or otherwise arising out of or related in any manner (directly or indirectly) Caton's Employment, except as provided for in this Agreement. Without in any manner limiting the generality of the preceding sentence, NAB is not and shall not be obligated (i) to pay (or cause Administaff to pay) Caton any additional salary or other compensation pursuant to Section 3(a) of the Employment Agreement, (ii) to reimburse (or cause Administaff to reimburse) Caton for any expenses pursuant to Section 3(c) of the Employment Agreement, (iii) to pay Caton (or cause Administaff to pay) any bonus or the "LTDIP Amount" under Section 4 of the Employment Agreement, (iv) to pay (or cause Administaff to pay) Caton any severance or salary continuation under
Section 6 of the Employment Agreement or (v) to provide (or cause Administaff to provide) any employee benefits to Caton under Section 3(b) or Section 6 of the Employment Agreement.

         SECTION 2.        RESIGNATION

         Caton hereby resigns as a director of NAB and as an officer and director of CPF, NAFCO MPS and MPS Funding Corporation (which is also a NAB subsidiary ("MPSF"), effective the close of business on June 4, 1999. Caton is simultaneously executing separate resignations to be filed in the minute books of said companies. NAB shall file, or cause its subsidiaries to file, such certificates or documents with the applicable state authorities to report Caton's resignations as may be required by applicable laws or governmental regulations.

         SECTION 3.        HEALTH INSURANCE PREMIUMS

         Caton and his spouse are currently included in and covered by Administaff's group health insurance plan, pursuant to Caton's "COBRA" election to continue such inclusion. NAB shall be obligated to pay or (reimburse Administaff for) the premiums for such coverage allocable to the period from June 4, 1999 through May 31, 2000; provided; however, that such obligation shall terminate if Caton breaches any of his obligations under this Agreement or if CFS breaches any of its obligations under the Consulting Agreement. Premiums allocable to any period beginning after May 31, 2000 shall be the responsibility of Caton, and NAB shall have no obligation to pay (or reimburse Administaff or Caton for) the same.

         SECTION 4.        OBLIGATIONS OF CONFIDENTIALITY

         (a) Caton acknowledges that, in the course of his employment with NAB, he has learned Confidential Information, as defined in Section 4(b), relating to the businesses of NAB and its subsidiaries. Caton shall not disclose or use or enable anyone else to disclose or use any such
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Confidential Information at any time without NAB's prior written approval.

         (b) "CONFIDENTIAL INFORMATION" shall include, but not be limited to, the following types of information and regarding NAB and its subsidiaries: corporate information, including contractual arrangements, plans, strategies, tactics, policies, resolutions, copyrights and patent applications, and any litigation or negotiations; marketing information, including sales or product plans, strategies, tactics, methods, customers, prospects, or market research data; financial information, including cost and performance data, debt arrangement, equity structure, investors, and holdings; operational information, including trade secrets, secret formulae, control and inspection practices, credit evaluation criteria, servicing and collection methods and techniques and personal information, including personnel lists, resumes, personal data, organizational structure and performance evaluations. Confidential Information is limited to that information which is not generally known in the industries in which NAB or any NAB subsidiary operates, and does not include general skills, knowledge, and experience acquired by Caton during his employment with NAB or any prior employer.

         (c) Caton agrees that all documents of any nature pertaining to activities of NAB and its subsidiaries or to any of the foregoing matters in his possession now, including, without limitation, memoranda, notebooks, notes, data sheets, records and blueprints, are and shall be the property of NAB and that they and all copies of them shall be surrendered to the NAB whenever requested by NAB from time to time.

         (d) In the event of a breach by Caton of any of the provisions of this
Section 4 (as demonstrated by competent evidence presented to a court having jurisdiction), in addition to any other remedies it may have, NAB shall be entitled to an injunction restraining Caton from doing or continuing to do any such act in violation of this Section 4.

         SECTION 5.        PURCHASE OF SHARES

         If this Agreement becomes effective in accordance with Section 11, on the Effective Date (as defined in Section 11), Caton shall sell, assign and transfer to NAB, and NAB shall purchase from Caton, Caton's NAFCO Shares and Caton's CPF Shares for an aggregate purchase price of $107,594 (the "SHARE PURCHASE PRICE"), allocated $85,745 to the CPF Shares and $21,849 to the NAFCO Shares. To effect such sale and transfer, on the Effective Date Caton shall deliver to NAB the certificates representing such shares, duly endorsed to NAB. In payment of the Purchase Price on the Effective Date, NAB (i) shall reduce the Caton Loan (as defined below) by $55,000 to $0 and (ii) shall issue to Caton its promissory note dated the Effective Date in the principal amount of $52,594 (the "NOTE"), substantially in the form of Exhibit A attached hereto and made a part hereof. As used herein, the term "CATON LOAN" means an $80,000 loan made by NAB to Caton on January 17, 1997, of which Caton has previously repaid $25,000.

         SECTION 6.        RELEASES; COVENANTS NOT TO SUE; INDEMNIFICATION

         (a) As used in this Agreement, the following terms have the following meanings:

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         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "ADEA" means the Age Discrimination in Employment Act of 1967, as amended.

         "CLAIMS" means any and all claims, demands, rights, disputes, controversies, causes of action, rights of action, rights of subrogation, rights of indemnity, rights to reimbursement, rights to payment, liens and remedies of any kinds, whether civil, criminal, at law, in equity, vested or contingent, accrued or unaccrued, or known or unknown, of every nature, type and description.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "FEHA" means the California Fair Employment and Housing Act.

         "NAB CORPORATE PARTIES" means, individually and collectively, NAB, Administaff, MPS, CPF, NAFCO, MPSF, Consumer Portfolio Services, Inc., Stanwich Partners, Inc. and Stanwich Financial Services Corp. and their successors and assigns.

         "NAB CORPORATE PARTY AFFILIATES" means, individually and collectively, the respective officers, directors, employees, shareholders, subsidiaries, attorneys, accountants, lenders and agents of the NAB Corporate Parties and their respective successors, assigns, executors, administrators and heirs.

         "NAB PARTIES" means, individually and collectively, the NAB Corporate Parties and the NAB Corporate Party Affiliates, or any of them.

         "OBLIGATIONS" means any and all obligations, duties, liabilities, damages, costs, fees, expenses and debts (of every nature, type and description), vested or contingent, accrued or unaccrued, or known or unknown.

         "TITLE VII" means Title VII of the Civil Rights Act of 1964, as amended.

         (b) Caton hereby releases and forever discharges the NAB Parties from any and all Claims and/or Obligations which Caton now has or ever has had against the NAB Parties or which are or may be owed by the NAB Parties to Caton, on account of, arising out of or relating in any manner (directly or indirectly) to (i) Caton's Employment (and/or the termination thereof), (ii) the Employment Agreement, (iii) options, if any, ever held by him to purchase any shares of the capital stock of any of the NAB Parties, (iv) his having served as an officer or director of any of the NAB Parties, (v) his status, at any time as a shareholder of any of the NAB Parties, (vi) any purported or claimed right to receive any options, equity, phantom equity or other interest in any of the NAB Parties,
(vii) salary, bonuses, fees or other compensation, if any, claimed to be owed to him by any of the NAB Parties; (viii) claims for reimbursement of expenses by any of the NAB Parties; (ix) defamation; (x) negligent or intentional infliction of emotional distress; (xi) unlawful discrimination based upon age, race, sex, gender, sexual orientation, marital status, religion, ethnic or national origin, medical condition, disability, handicap or otherwise, (xii) violation of any section of the

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Labor Code of California, FEHA, ADEA, ADA, ERISA, Title VII and/or any other federal, state or local law(s) or regulations; (xiii) unpaid compensation of any kind; (xv) damages of any kind, including compensatory, general, special or punitive and/or (xv) costs, fees or other expenses, including attorney's fees and disbursements, incurred in connection with any of these matters.

         (c) NAB (on behalf of itself and MPS, CPF and NAFCO) hereby releases and forever discharges Caton from any and all Claims and/or Obligations which NAB now has or ever has had against Caton or which are or may be owed by Caton to NAB, on account of, arising out of or relating in any manner (directly or indirectly) to (i) Caton's employment, (ii) the Employment Agreement; (iii) his having served as an officer or director of any of the NAB Parties, (iv) his status, at any time as a shareholder of any of the NAB Parties; (v) defamation;
(vi) damages of any kind, including compensatory, general, special or punitive and/or (vii) costs, fees or other expenses, including attorney's fees and disbursements, incurred in connection with any of these matters. The Claims and Obligations released in this Section 6(c) are hereinafter referred to collectively as the "Section 6(c) Released Claims."

         (d) Caton and NAB (and each of its subsidiaries referenced above) agree that acceptance of this Agreement is made with their full, complete, unrestricted and informed knowledge and consent; that this Agreement covers any and all possible Claims and Obligations released in Sections 6(b) and 6(c); and that the consideration recited above is all that Caton or NAB (and/or any of their respective successors, assigns, agents, attorneys, heirs or representatives and/or his spouse) will ever receive from Caton or any of the NAB Parties, as applicable, for any and all Claims and Obligations of any kind on account of the Employment Agreement, Caton's Employment, the termination of Caton's Employment, and/or the other Claims and Obligations released in Sections 6(b) and 6(c).

         (e) Caton and NAB agree that the releases contained in this Agreement extend to any and all Claims and/or Obligations, and they expressly, knowingly, and voluntarily waive any and all rights under Section 1542 of the Civil Code of the State of California. Said Section 1542 provides as follows:

         1542.    General Release - Claims Extinguished.

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

For all purposes of the Agreement, the term "CREDITOR" as used and referred to in Section 1542 of the Civil Code of the State of California means and refers to Caton or the NAB Parties, as applicable.

         (f) The releases set forth in Sections 6(b) and 6(c) do not include any Claims or Obligations arising under this Agreement or the Consulting Agreement.

         (g) Caton covenants not to sue, and to cause all others not to sue, any of the NAB Parties in respect of any of the Section 6(b) Released Claims.

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         (h) NAB covenants not to sue, and to cause all others not to sue, Caton in respect of any of Section 6(c) Released Claims.

         (i) Caton shall indemnify and hold the NAB Parties harmless from and against any and all losses, liabilities, Obligations, Claims, suits, judgments, costs and expenses, including reasonable attorney's fees and disbursements, that may be suffered or incurred by NAB as a result of or relating to any breach by Caton of any of his covenants, obligations or warranties, or any misrepresentation by him, under this Agreement. In addition, Caton shall reimburse the NAB Parties for any and all costs and expenses, including reasonable attorney's fees and disbursements, incurred by them in successfully enforcing this indemnity.

         (h) NAB shall indemnify and hold Caton harmless from and against any and all losses, liabilities, obligations, Claims, suits, judgments, costs and expenses, including reasonable attorney's fees and disbursements, that may be suffered or incurred by him as a result of or relating to any breach by NAB of any of its covenants, obligations or warranties, or any misrepresentation by it, under this Agreement. In addition, NAB shall reimburse Caton for any and all costs and expenses, including reasonable attorney's fees and disbursements, incurred by him in successfully enforcing this indemnity.

         SECTION 7.        ACKNOWLEDGMENTS.

         Caton agrees with NAB, and represents and warrants to NAB, that:

         (a) For all purposes in connection with the execution and delivery of this Agreement and the Consulting Agreement, he has had the full and complete benefit and advice of independent and competent legal counsel chosen and retained solely by him (such counsel being Glen Mozingo of the firm Mozingo & Price in Newport Beach, California); he has had such legal counsel fully explain to him the meaning of each and every part of this Agreement and the Consulting Agreement and the entire meaning and each and all of the consequences of execution of this Agreement and the Consulting Agreement, and NAB has advised and recommended that he consult with such legal counsel concerning this Agreement.

         (b) All agreements and Obligations made and undertaken by him on account of this Agreement apply to and bind him, his spouse and each of all of his heirs, assigns, agents, attorneys and/or representatives.

         (c) He has not assigned or transferred all or apart of any of the Claims and/or Obligations released by him in Section 6(b) to any person or entity, and he alone has the full, complete and unrestricted right to effectively release all of the Section 6(b) Released Claims.

         (d) He is solely responsible for paying any attorney or other person who has represented and/or advised him on account of the matters which are the subject of this Agreement and the Consulting Agreement and no such person has or may have any interest in any of the sums of money

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and/or other valuable things to be received by Caton on account of this
Agreement or the Consulting Agreement.

         (e) This Agreement is entered into by Caton without any reliance upon any agreement, statement, promise, understanding or other inducement of any kind other than the express terms of the Consulting Agreement and this Agreement.

         (f) Regardless of the adequacy or inadequacy of the consideration specified in this Agreement, this Agreement (together with the Consulting Agreement) is intended fully, completely and forever to compromise, settle and release any and all Claims and/or Obligations referred to in Section 6(b); avoid all future litigation relating to the same, and be a full, final, binding and complete agreement, compromise, settlement and release of such matters.

         SECTION 8.        NOTICES

         All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of seventy-two (72) hours after mailing, if mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

               If to NAB: NAB Asset Corporation
                                    23361 Madero
                                    Mission Viejo, CA 906901
                                    Telephone: (949) 465-0244
                                    Facsimile: (949) 465-0247
                                    Attn: Chief Financial Officer

               with a copy to:      Scott A. Junkin, P.C.
                                    One Stamford Landing
                                    62 Southfield Avenue
                                    Stamford, CT 06902
                                    Telephone: (203) 356-9005
                                    Facsimile: (203) 967-3923

               If to Caton:         Michael W. Caton
                                    22 Terraza Del Mar
                                    Dana Point, CA 92629
                                    Telephone: (949) 489-2888
                                    Facsimile: (949) 489-1440

               with a copy to:      Glen Mozingo, Esq.
                                    Mozingo & Price
                                    One Newport Place

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                                    1301 Dove Street - Suite 900
                                    Newport Beach, CA 92660-2448
                                    Telephone: (949) 752-2255
                                    Facsimile: (949) 752-6636

Any of the foregoing parties by notice in writing mailed to the other parties may change the name and address to which notices, requests, demands and other communications to it or him shall be mailed.

      SECTION 9.       THIRD PARTY BENEFICIARIES

      Each of the NAB Parties (other than NAB) is intended to be a third-party beneficiary of this Agreement.

      SECTION 10.      MISCELLANEOUS

      This Agreement (i) constitutes the entire understanding of the parties with respect to the subject matter hereof, (ii) supersedes all prior agreements, whether oral or in writing, relating to such subject matter, (iii) shall be binding upon and inure to the benefit of the NAB Parties, Caton and his assigns, spouse, heirs and personal representatives, (iv) shall be governed and construed in accordance with California law, without regard to principles of conflicts of laws, and, if applicable, in accordance with federal law, (v) may not be amended except in writing signed by NAB and Caton, (vi) may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument and (vii) shall not ever, in any manner or for any purposes, by any person or entity, or based upon any foreseen or unforseen facts, events or circumstances, be subject to any claim of mistake of fact or mistake of law. The language of this Agreement shall for all purposes be construed as a whole, according to its fair meaning, not strictly or against Caton or any of the NAB Parties, and without regard to the identity, relationship or status of any person who drafted all or any part of it.

      SECTION 11.      ADEA PROVISION

      CATON AGREES THAT (1) IN SECTION 6(b) OF THIS AGREEMENT HE HAS RELEASED, WAIVED AND FOREVER GIVEN UP ANY CLAIMS OR AGE DISCRIMINATION UNDER THE ADEA WHICH HE MAY HAVE AGAINST THE NAB PARTIES (THE "WAIVER"); (2) NAB HAS ADVISED AND RECOMMENDED IN WRITING, AND NAB HEREBY AGAIN SO ADVISES AND RECOMMENDS, THAT CATON CONSULT WITH AN ATTORNEY OF HIS CHOICE CONCERNING THIS AGREEMENT; (3) CATON HAS HAD AMPLE TIME TO SO CONSULT WITH AN ATTORNEY OF HIS CHOICE; (4) PRIOR TO SIGNING THIS AGREEMENT CATON HAS HAD THE OPPORTUNITY TO TAKE NOT FEWER THAN A FULL TWENTY-ONE (21) DAYS (THE "CATON SIGNING PERIOD") IN WHICH TO CONSIDER THE WAIVER, THIS AGREEMENT, AND EACH AND ALL OF THE RESULTS AND CONSEQUENCES OF HIS EXECUTION OF THIS AGREEMENT; (5) HE HAS A FULL SEVEN (7) DAYS FOLLOWING HIS EXECUTION OF THIS AGREEMENT IN WHICH TO REVOKE THE WAIVER (THE "REVOCATION RIGHT"); AND (6) THE WAIVER IS NOT EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF THAT SEVEN (7) DAY REVOCATION PERIOD (THE "REVOCATION PERIOD").

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      IF, WITHIN THE SEVEN (7) DAY REVOCATION PERIOD DESCRIBED IN THE
IMMEDIATELY PRECEDING PARAGRAPH, CATON REVOKES THE WAIVER, NAB SHALL HAVE TEN
(10) BUSINESS DAYS THEREAFTER (THE "TERMINATION PERIOD") IN WHICH TO NOTIFY HIM OF ITS DECISION TO (1) PERMIT THE REMAINDER OF THE AGREEMENT TO REMAIN IN FULL FORCE AND EFFECT OR (2) TERMINATE THIS AGREEMENT IN ITS ENTIRETY AND FOR ALL PURPOSES (THE "TERMINATION RIGHT").

CATON HAS READ THIS AGREEMENT AND THE CONSULTING AGREEMENT AND HAS TAKEN THE TIME NECESSARY TO REVIEW COMPLETELY AND FULLY UNDERSTAND THIS AGREEMENT. CATON HAS HAD, OR HAS HAD THE UNRESTRICTED RIGHT AND OPPORTUNITY TO HAVE, THIS AGREEMENT AND THE CONSULTING AGREEMENT AND EACH AND EVERY RESULT AND CONSEQUENCE OF THE EXECUTION HEREOF AND THEREOF FULLY EXPLAINED TO HIM BY COMPETENT AND EXPERIENCED LEGAL COUNSEL CHOSEN SOLELY BY HIM. HE FULLY UNDERSTANDS THIS AGREEMENT AND THE CONSULTING AGREEMENT, ACCEPTS SUCH AGREEMENTS, AGREES TO SUCH AGREEMENTS, AND AGREES THAT SUCH AGREEMENTS ARE FULLY BINDING UPON HIM FOR ALL PURPOSES.

      SECTION 12.      EFFECTIVE DATE; EFFECTIVENESS

      If Caton has signed this Agreement within the Caton Signing Period (as defined in Section 11) and has not exercised his Revocation Right (as defined in
Section 11) within the Revocation Period (as defined in Section 11), the term "EFFECTIVE DATE," as used herein, means the next business day following the expiration of the Revocation Period.

      If (A) Caton has signed this Agreement within the Caton Signing Period and has exercised the Revocation Right within the Revocation Period and (B) NAB has not exercised the Termination Right (as defined in Section 11) within the Termination Period (as defined in Section 11), the term "EFFECTIVE DATE," as used herein, means the next business day following the expiration of the Termination Period.

      This Agreement shall become effective only if (i) NAB shall have executed this Agreement and (ii) Caton shall have executed this Agreement within the Caton Signing Period and shall have delivered an original hereof to NAB by no later than the first business day after the expiration of the Caton Signing Period and (iii) either (A) Caton shall not have exercised the Revocation Right within the Revocation Period or (B) if Caton shall exercised the Revocation Right within the Revocation Period, NAB shall not have exercised the Termination Right within the Termination Period.

      If this Agreement becomes effective in accordance with the preceding paragraph, NAB and Caton shall execute and deliver to each other acknowledgment of the same in the form of Exhibit B attached hereto and made a part hereof.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the respective dates indicated below.


Dated: July 6, 1999                           NAB ASSET CORPORATION



                                              By: /s/ Charles E. Bradley
                                                  -------------------------
                                              Name: Charles E. Bradley
                                              Title: Chairman of the Board


Dated: ____________, 1999                     /s/ Michael W. Caton
                                              ------------------------------
                                              Michael W. Caton, Individually


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